Exhibit 4.8

FORM OF

CONVERSION AND INVESTMENT AGREEMENT

This CONVERSION AND INVESTMENT AGREEMENT (this “Agreement”) is made as of                  , 20    and is made by and between First Western Financial, Inc. (the “Company”), and the holder named on the signature page hereto (“Holder”).

WHEREAS, Holder holds a number of shares of the Company’s outstanding Noncumulative Perpetual Convertible Preferred Stock, Series D, no par value per share (“Series D Preferred Stock”) as set forth on the signature page hereto;

WHEREAS, pursuant to the Certificate of Designations with respect to the Series D Preferred Stock (the “Certificate of Designations”), Holder has the right to convert (a “Conversion”) all of Holder’s shares of Series D Preferred Stock into shares of the Company’s common stock, no par value per share (“Common Stock”), on the terms set forth in the Certificate of Designations; and

WHEREAS, in consideration for Holder’s Conversion, the Company has agreed to pay to Holder a conversion incentive payment equal to the amount of dividends that would be due and payable with respect to Holder’s shares of Series D Preferred Stock through and including March 31, 2018 as if holder had not converted Holder’s shares hereunder (the amount of dividends per share that Holder would otherwise be entitled to receive, the “Conversion Incentive Payment”).

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Election to Convert; Agreement to Deliver Certificates. Effective upon receipt of certificates representing Holder’s shares of Series D Preferred Stock or an affidavit and indemnity in form acceptable to the Company in lieu thereof, Holder’s shares of Series D Preferred Stock set forth on the signature page below shall be converted into shares of Common Stock at a rate of 3.7 shares of Common Stock for each share of Series D Preferred Stock. The Common Stock received by Holder with respect to shares of Series D Preferred Stock converted pursuant to this Agreement shall be referred to as the “Holder Common Stock”. Holder hereby covenants to deliver to the Company as promptly as practicable following Holder’s execution of this Agreement certificates representing Holder’s shares of Series D Preferred Stock or an affidavit and indemnity in form acceptable to the Company in lieu thereof.

2.                                      Conversion Incentive Payment. Upon receipt of certificates representing Holder’s shares of Series D Preferred Stock or an affidavit and indemnity in form acceptable to the Company in lieu thereof, the Company shall issue to Holder, in a form consistent with previous dividend payments made to Holder with respect to Holder’s Series D Preferred Stock, in U.S. Dollars, the Conversion Incentive Payment multiplied by the number of shares of Series D Preferred Stock surrendered by Holder pursuant to Section 1.

3.                                      Registration Rights.

(a)                                 If at any time the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to an initial public offering of Common Stock for its own account, then the Company shall give written notice of such proposed filing to Holder at least 20 days prior to such anticipated filing date. Such notice shall offer Holder the opportunity to register such amount of shares of Holder Common Stock as Holder may request (a “Piggyback Registration”). Subject to Section 3(b), the Company shall include in such Piggyback Registration all Holder Common Stock with respect to which the Company has received a written request for inclusion therein within seven business days after such notice has been given to Holder. Holder shall be permitted to withdraw all or any portion of the Holder Common Stock from the Piggyback Registration at any time prior to the effective date of the Piggyback Registration.

(b)                                 The Company shall permit Holder to include all such Holder Common Stock on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, in the event that any Piggyback Registration involves an underwritten offering and the managing underwriter(s) participating in such offering advise in writing to Holder that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Company and of any holder of securities (including Holder) shall be reduced to a number deemed satisfactory by such managing underwriter(s), provided that the securities to be excluded shall be determined on a pro rata basis, based upon the number or amount of securities requested to be registered by Holder, the number or amount of securities requested to be registered by all other holders of Common Stock (or Series D Preferred Stock convertible into Common Stock) with rights to participate in the Piggyback Registration by virtue of their current or past ownership of Series D Preferred Stock and the Company, respectively.

(c)                                  Notwithstanding anything else provided herein, the rights granted under this Section 3 shall be limited to the Holder Common Stock and shall not apply to any other shares of Common Stock that Holder may own or acquire from time to time.

4.                                      Amendment and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the Company and Holder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

5.                                      Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, the rights and obligations of the parties under this Agreement will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.                                      Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof and thereof and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

7.                                      Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

8.                                      Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.                                      Miscellaneous. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.

FIRST WESTERN FINANCIAL, INC.,
a Colorado corporation

By:
Name: Scott C. Wylie
Title: Chairman, CEO and President

HOLDER

Individual:

Print Name:
Entity:

(name of entity)
By:
Name:
Title:

Email:

Shares of Series D Preferred Stock Converted:
Certificate Nos.: